EXHIBIT 10.7

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SUPPLY AGREEMENT

THIS MASTER SUPPLY AGREEMENT is made effective as of December 31, 2003 (“Effective Date”) between IPG Photonics Corporation, a Delaware corporation having offices at 50 Old Webster Road, Oxford, Massachusetts, 01540 USA (“Supplier”) and Reliant Technologies, Inc., a Delaware corporation having offices at 260 Sheridan Avenue, 3rd Floor, Palo Alto, California 94306 USA (“Customer”).

WHEREAS Supplier is a manufacturer and supplier of fiber lasers and Customer is a developer and manufacturer of medical laser systems; and

WHEREAS Customer desires to order, purchase and take delivery of fiber lasers from Supplier and Supplier desires to sell and deliver to Customer pulsed fiber lasers.

ACCORDINGLY, Supplier and Customer agree as follows:

1.0          INTERPRETATION

1.1          Definitions. In this Agreement, the below terms shall have the following respective meanings:

(a)           “Delivery Date” means the delivery date, as determined in accordance with this Agreement, for the Product to arrive at Customer’s delivery location set forth the applicable Purchase Order (as later defined).

(b)           “Dermatological Procedures” means dermatological procedures requiring the photocoagulation or phototreatment of soft tissue, [ * ].

(c)           “Effective Date” shall have the meaning set forth in Exhibit A.

(d)           “Initial Term” shall have the meaning set forth in Section 2.0.

(e)           “Products” shall mean any fiber lasers and related accessories and optional equipment as set forth and described in Exhibit A, as may be amended from time to time by the agreement of Supplier and Customer, in writing.

(f)            “Purchase Order” means a purchase order issued to Supplier by Customer, in written or electronic form, for the purchase of Products pursuant to this Agreement, which states among other things the Product, agreed upon unit price, unit quantities per Product, extended warranty, requested delivery dates and Customer delivery location.

(g)           “Rolling Forecast” means a [ * ] written forecast of Customer’s anticipated requirements for each Product.

(h)           “Specifications” means the specifications for the Products described in Exhibit A, as may be amended from time to time [ * ].

(i)            “Taxes” means any and all taxes and other charges (exclusive of taxes on the net income of Supplier), howsoever designated, levied or based on this Agreement or the Products delivered hereunder, including without limitation all federal (Canadian or U.S.), provincial, state and local sales, use and excise taxes, customs and duties, licenses, fees, tariffs and other similar expenses, whether now or subsequently in effect.

(j)            “Term” means the Initial Term.

1.2          Headings. The division a this Agreement into Sections, Subsections and Exhibits and the insertion of headings are for ease of reference only and shall not affect its construction or interpretation.

2.0          TERM

This Agreement shall commence as of the Effective Date and shall, unless otherwise terminated in accordance with the terms and conditions of this Agreement, remain in full force and effect for a period ending on December 31, 2004 (the “Initial Term”).

3.0          PURCHASES

3.1          Firm Order. During the Term, the Supplier shall sell and the Customer shall purchase quantities of the Products that the Customer orders from time to time under Section 4.0 hereof. Supplier grants the right to Customer to incorporate the Products into Customer’s systems and to market, distribute, sell and lease (directly or through Customer’s agents and distributors) such Customer systems to its direct and indirect customers. This Agreement constitutes [ * ] purchase obligation of Customer for the Products in the amounts and at the delivery times as set forth on Exhibit B attached hereto [ * ] (the “Firm Order Amount”).

3.2          Forecasts. During the [ * ] during the Term, Customer shall provide Supplier a Rolling Forecast. A Rolling Forecast is an estimate of projected Product requirements based on the information then available to Customer. The Rolling Forecast shall not affect Customer’s obligation to purchase the Firm Order Amount at the delivery dates as set forth on Exhibit B.

4.0          PRODUCTS AND PURCHASE ORDERS

4.1          Products. The parties shall seek to complete and update, in writing, Exhibit A from time to time in respect of each Product, for, without limitation, changes in the products, specifications, lead-time and pricing. All modifications of Exhibit A (including the addition of new product) shall be signed and dated by both parties and shall expressly refer to this Section 4.1.

4.2          Issuance. Customer shall from time to time issue Purchase Orders to Supplier in accordance with this Agreement. The Purchase Order for the Firm Order Amount is set forth on Exhibit B.

4.3          Acceptance Date.

4.3.1        Supplier hereby accepts the Purchase Order for the Firm Order Amount set forth on Exhibit B.

4.3.2        For orders other than the Firm Order Amount, as soon as reasonably possible (and in no event later than [ * ]) immediately following the receipt of each Purchase Order, Supplier shall accept any Purchase Order having delivery dates consistent with the applicable lead-time for such Product as set forth in Exhibit A or, in the case of Exhibit A not being complete, as from time to

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time provided by Supplier to Customer (collectively, “Lead-Time”) and the delivery dates set forth in such Purchase Order acceptance shall be deemed the Delivery Dates for such Products.

4.4          Delivery Date.

4.4.1        The Delivery Dates for the Firm Order Amount are set forth on Exhibit B.

4.4.2        For orders other than the Firm Order Amount, [ * ] but subject to Sections 4.4.2.1 and 4.4.2.2 below, Supplier shall accept such Purchase Order and use commercially reasonable efforts to provide delivery dates for Products ordered thereunder:

4.4.2.1     Supplier shall be required to supply the quantity specified in a Purchase Order if the quantity shall be not greater than the Upside Maximum set forth on Exhibit A [ * ].

4.4.2.2     For all orders in excess of the Upside Maximum set forth on Exhibit A, Supplier shall not be required to supply a quantity specified in a Purchase Order if such Purchase Order requests a delivery of a quantity [ * ] of the amounts for Products in the most recent Rolling Forecast delivered in the prior month. To the extent that Supplier does not provide delivery dates for orders [ * ], Supplier shall use commercially reasonable efforts to provide Customer with delivery dates for such excess Product as soon thereafter as reasonably possible. In each case, the delivery dates provided by Supplier shall be deemed the Delivery Dates for such Products, unless Customer rejects same by written notice thereof on or before [ * ] following Supplier’s provision of such Delivery Dates, in which case the parties shall acting reasonably and in good faith promptly negotiate mutually acceptable Delivery Dates. Thereafter, and to the extent that Supplier and Customer do not agree upon mutually acceptable Delivery Dates, either party may, by providing written notice to the other party, forthwith terminate the applicable Purchase Order with respect to Product for which there is no Delivery Date.

4.5          Changes. Except as otherwise provided for in this Agreement, Customer shall not cancel or terminate [ * ] a Purchase Order, or applicable Delivery Dates thereunder, in whole or in part, without the prior written consent of Supplier.

4.6          Cancellation and Cancellation Costs.

4.6.1        Customer may not cancel any one or more Purchase Orders until [ * ].

4.6.2        Except as otherwise provided in Section 4.6.1 above:

4.6.2.1     Customer may cancel a Purchase Order, in whole or part and without cost or penalty, by providing notice to Supplier prior to the applicable Delivery Date. [ * ].

4.6.2.2     In the event that Customer provides Supplier with a notice of cancellation more than [ * ] prior to the applicable Delivery Date, Customer shall pay or reimburse Supplier for the reasonable costs incurred by Supplier relating to such canceled Product at the time of cancellation, including without limitation with respect to work in process and raw materials, to the extent that Supplier cannot (using reasonable efforts) mitigate such costs within [ * ] of such cancellation.

4.6.2.3     This shall be Supplier’s sole and exclusive remedy and Customer’s sole and exclusive liability/obligation to Supplier for any cancellation under this Section 4.6.2 by

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Customer.

4.7          Rescheduling.

4.7.1        [ * ]

4.7.2        Except as otherwise provided in Section 4.7,1 above, Customer may reschedule the Delivery Dates, at no cost or penalty [ * ], up to a maximum of [ * ], provided that Customer provides Supplier with at [ * ] notice in advance of a Delivery Date for a Product.

5.0          PRICES FOR PRODUCTS

5.1          Prices for Products. Customer shall pay the applicable price for each Product as set forth in U.S. dollars in Exhibit A (or if not set forth in Exhibit A, as otherwise agreed in writing by the parties) and as may be amended from time to time by Supplier and Customer in accordance with this Agreement. All prices are [ * ], exclusive of Taxes, transportation, insurance and brokerage fees.

5.2          Taxes. Customer shall pay all Taxes and shall promptly reimburse Supplier for any Taxes that Supplier pays directly to any taxing authority. Supplier’s invoices to Customer are payable in full without deduction for any Taxes, including without limitation withholding taxes.

5.3          Invoicing And Payment. Supplier may issue an invoice as soon as the time of Product shipment from Supplier’s relevant facility, and Customer shall pay such invoice within thirty (30) calendar days thereof. If at any time Customer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Supplier may[ * ]. All payments not received when due shall be subject to an additional interest charge of [ * ], or such lower interest rate as may be otherwise permitted at law, of the unpaid amount until the date of payment, without prejudice to any other rights, remedies or recourses which Supplier may have under this Agreement, at law or in equity. The right of Supplier to any payment provided for under this Agreement shall not be subject to any abatement, reduction, set off, defense, counterclaim or recoupment of any amount due or alleged to be due by reason of any past, present or future claims of Customer.

6.0          QUALITY, INSPECTION AND WARRANTY

Supplier shall maintain an objective quality program for all Products supplied pursuant to this Agreement. Customer shall have the right to inspect, at a mutually agreed time, at Supplier’s plant and nonproprietary testing areas for the Products during the Term, provided that such inspection is reasonable and directly relevant to this Agreement, including without limitation to ensure Supplier’s compliance with the specified and applicable quality requirements. Supplier shall provide access for Customer to Supplier’s facilities and services [ * ].

7.0          PRODUCT DELIVERY

7.1          Delivery Date. Except as provided for in this Agreement, in Schedule B or otherwise mutually agreed upon by the parties, in writing, Supplier shall use commercially reasonable efforts to ship Products on the applicable Delivery Date.

7.2          Delay in Shipment Supplier shall use commercially reasonable efforts to notify Customer in a timely manner of any delay in Delivery Dates, stating the reasons for the delay. Supplier shall use commercially reasonable efforts to minimize delays in Delivery Dates and, upon occurrence of any such delay, shall use commercially reasonable efforts to remedy same in a timely manner.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.3          Shipping. All shipments are [ * ]. Supplier may ship partial orders provided Supplier notifies Customer prior to shipment. Customer shall specify the carrier or means of transportation or routing on the Purchase Order. In the event that Customer fails to specify shipping instructions on the Purchase Order, Supplier shall select the best available carrier on a commercially reasonable basis.

7.4          Packaging. Supplier shall package all Product in accordance with Supplier’s then current packaging practices and suitable for shipment under normal circumstances without damage.

7.5          Title. Title to Product shall pass to Customer upon Supplier’s tender of the relevant Product to the shipping carrier at Supplier’s facility. Customer hereby grants to, and Supplier reserves, a purchase money security interest in each Product purchased hereunder, and in any proceeds thereof, for the amount of the purchase price of such Product. Such security interest shall automatically be released upon full payment for the Products in question.

8.0          WARRANTIES

8.1          Product Warranty. Notwithstanding any provision to the contrary other than Sections 9.2 and 9.3, Supplier’s sole and exclusive obligation to the Customer for any Product made by Supplier and sold hereunder is to repair returned Product or provide a replacement Product [ * ] for any Product which has been returned to Supplier under the RMA procedure set forth in Section 8.2 and which is defective in workmanship, material or not in compliance with the applicable Specifications and has in fact failed under normal use on or before the expiration of the warranty period set forth on Exhibit A. All Product, which are identified as experimental Products, prototypes or Products used in field trials, are not warranted and are provided to Customer on an “as is” basis. Only parts purchased from third parties at the express direction of Customer carry only the original manufacturer’s warranty to the extent applicable to Customer otherwise, all parts shall have the same warranty at the Product. Supplier shall only accept for repair, replacement or credit under warranty Products made by third parties, if expressly authorized to do so by the relevant third party. Any Product repaired or replaced under warranty is only warranted for the period of time remaining in the original warranty for the Product. The warranty excludes and does not cover [ * ] Products and parts thereof which have been tampered with, opened, disassembled, or modified by persons other than IPG personnel or damage arising from misuse or neglect, damage from accident, use in applications which exceeds the specifications or ratings, use outside of environmental specifications for the Product, use with buyer software or interfacing, improper installation, site preparation or maintenance, or use other than in accordance with the information and precautions contained in the operating manual. Any driver software provided by or through Supplier is provided “as is” with no warranties whatsoever, whether express or implied. IPG does not warrant that the functions contained in the software will meet the user’s requirements or that the operation of the equipment or driver software will be uninterrupted or error free. Customer must claim under the warranty in writing not later than [ * ] after the claimed defect is discovered. The Customer must make all claims under this warranty and no claim shall be accepted from any third party.

8.2          Return Material Authorization. Except as otherwise provided in this Agreement, Supplier’s then current RMA procedure shall apply to Supplier’s repair or replacement of both in-warranty and out-of-warranty Products. Supplier shall only accept returns of Product for which an approved RMA number has been issued by Supplier and which are accompanied by an itemized statement of defects. Such Products shall be returned prepaid and insured to Supplier at the address stipulated by Supplier. All Products which have been returned to Supplier with an RMA number, but to which the warranty in Section 8.1 does not apply, shall be subject to Supplier’s standard examination charge in effect at the time, which shall be invoiced by Supplier and paid by Customer in accordance with this Agreement. All Products returned to Supplier without an RMA number or which are not accompanied by an itemized statement of defects, may be returned to Customer, at Customer’s expense, and Supplier shall have no

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obligation to evaluate such Products.

8.3          DISCLAIMER OF WARRANTIES. SUBJECT TO SECTIONS 9.2 AND 9.3, THE WARRANTY SET FORTH IN SECTION 8.1 AND THE OBLIGATIONS AND LIABILITIES OF SUPPLIER THEREUNDER ARE ACCEPTED BY CUSTOMER TO BE EXCLUSIVE AND IN LIEU OF, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES, OBLIGATIONS, REPRESENTATIONS OR LIABILITIES, EXPRESS OR IMPLIED, OF SUPPLIER WITH RESPECT TO EACH PRODUCT OR PART THEREOF, PRODUCT DOCUMENTATION OR SERVICE DELIVERED OR PROVIDED UNDER THIS AGREEMENT, WHETHER ARISING IN FACT, IN LAW, IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), IN TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY, CONDITION OR REPRESENTATION (A) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, OR ARISING FROM COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE PRACTICE; (B) THAT THE PRODUCTS BE FREE FROM INFRINGEMENT OF RIGHTS OF THIRD PARTIES; OR (C) THAT THE OPERATION OF ANY SOFTWARE DELIVERED HEREUNDER WILL BE UNINTERRUPTED OR ERROR FREE. THIS SECTION AND THE LIMITATIONS SET FORTH HEREIN, SHALL APPLY IRRESPECTIVE OF THE NATURE OF THE CAUSE OF ACTION, DEMAND OR CLAIM, INCLUDING BUT NOT LIMITED TO, BREACH OF CONTRACT, NEGLIGENCE, TORT OR ANY OTHER LEGAL THEORY, AND SHALL SURVIVE A FUNDAMENTAL BREACH OR BREACHES AND/OR FAILURE OF THE ESSENTIAL PURPOSE OF THE AGREEMENT OR OF ANY REMEDY CONTAINED HEREIN.

8.4          LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES OR LIABILITY ARISING FROM A BREACH OF SECTION 13.6 (CONFIDENTIAL INFORMATION), SUPPLIER SHALL NOT BE LIABLE TO CUSTOMER, OR ANY THIRD PARTY, FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT COSTS OR DAMAGES, INCLUDING WITHOUT LIMITATION, LITIGATION COSTS, INSTALLATION AND REMOVAL COSTS, LOSS OF DATA, PRODUCTION, SAVINGS OR PROFIT OR ANY OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTION OR LOSS OF BUSINESS) ARISING FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, INCLUDING WITHOUT LIMITATION IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH COSTS OR DAMAGES OR SAME WERE REASONABLY FORESEEABLE OR EVEN IF SUCH COSTS OR DAMAGES ARE ALLEGED TO ARISE FROM NEGLIGENT ACTS, OMISSIONS, OR CONDUCT OF SUPPLIER OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES OR SUBCONTRACTORS. EXCEPT FOR DAMAGES FROM A BREACH OF SECTION 13.6 (CONFIDENTIAL INFORMATION), IN NO EVENT SHALL SUPPLIER’S TOTAL CUMULATIVE LIABILITY (WHICH FOR GREATER CERTAINTY IS NOT ON A PER INCIDENT BASIS) TO CUSTOMER IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EXCEED [ * ]. FOR THE PURPOSES OF THIS SECTION, CUSTOMER INCLUDES CUSTOMER’S DIRECTORS, OFFICERS, EMPLOYEEES, AGENTS, REPRESENTATIVES AND SUBCONTRACTORS. THIS SECTION AND THE LIMITATIONS SET FORTH HEREIN, SHALL APPLY IRRESPECTIVE OF THE NATURE OF THE CAUSE OF ACTION, DEMAND OR CLAIM, INCLUDING BUT NOT LIMITED TO, BREACH OF CONTRACT, NEGLIGENCE, TORT OR ANY OTHER LEGAL THEORY, AND SHALL SURVIVE A FUNDAMENTAL BREACH OR BREACHES AND/OR FAILURE OF THE ESSENTIAL PURPOSE OF THE AGREEMENT OR OF ANY REMEDY CONTAINED HEREIN.

9.0          INTELLECTUAL PROPERTY AND INDEMNITIES

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9.1          Intellectual Property Rights. Unless otherwise provided for in this Agreement, nothing in this Agreement shall be construed as a sale, transfer or assignment of the respective intellectual property rights of the parties hereto, including without limitation any patent, copyright, trade secrets, trademarks or trade names, of Supplier or Customer whatsoever, including without limitation with respect to the Products, Specifications, the Customer’s system or related information and documentation. All right, title and interest in and to any inventions, discoveries, improvements, methods, ideas, computer and other apparatus programs and related documentation, other works of authorship fixed in any tangible medium of expression, mask works, or other forms of intellectual property, whether or not subject to statutory protection, which are made, created, developed, written, conceived or first reduced to practice by Supplier solely, jointly or on its behalf, in the course of, arising out of, or as a result of work performed hereunder, and any related tooling, set-up, fitting-up and preparation, shall belong to and be the sole and exclusive property of Supplier. Customer retains all right, title and interest in and to art inventions, discoveries, improvements, methods, ideas, computer and other apparatus programs and related documentation, other works of authorship fixed in any tangible medium of expression, mask works, or other forms of intellectual property, whether or not subject to statutory protection, which are made, created, developed, written, conceived or first reduced to practice by Customer solely, jointly or on its behalf, in the course of, arising out of, or as a result of work relating to Customer’s system (excluding the Product), and any related tooling, set-up, fitting-up and preparation (excluding the Product). Customer shall retain all proprietary marks, legends and patent and copyright notices that appear on the Products, parts and documentation delivered to Customer by Supplier. Customer shall not modify, disassemble or reverse engineer the Products, parts or any component thereof.

9.2          Intellectual Property Indemnity. Supplier agrees to defend or settle, at its sole option, and shall reimburse Customer for all costs and damages assessed by final judgment against Customer, and any reasonable expenses (including legal expenses), incurred at the written request of Supplier directly resulting from any third party claim alleging that any Products or the use, operation, sale or offer for sale thereof, infringe upon, misappropriate or violate any third party’s intellectual property rights (including without limitation patents or copyrights) in the United States. Customer shall have no authority to settle any claim on behalf of Supplier. Customer agrees to defend or settle, at its sole option, and shall reimburse Supplier for all costs and damages assessed by final judgment against Supplier, and any reasonable expenses (including legal expenses), incurred at the written request of Customer directly resulting from any third party claim alleging that the use, operation, sale or offer for sale thereof, infringe upon, misappropriate or violate any third party’s intellectual property rights (including without limitation patents or copyrights) in member countries of the EU and the United States, provided any such infringement, misappropriation or violation does not exist in the Supplier’s Product but for the combination with parts, equipment, software or devices added to the Product not supplied by Supplier.

In the event of such a claim of infringement of third party, Supplier shall have the right to discontinue further deliveries of the Product and shall use commercially reasonable efforts, at its expense, to: (a) obtain necessary rights required to permit the sale or use of the Products by Customer and its customers; or (b) modify or replace such Products to make them non-infringing (and extend this indemnity thereto), provided that any such replacement or modified Products comply with the applicable Specifications. In the event Supplier is unable to achieve either of the options set forth above within a reasonable period of time or, in the reasonable opinion of Supplier, Supplier is unlikely to achieve such options within a reasonable period of time, Supplier shall have the right to immediately terminate Supplier’s obligations to Customer under this Agreement with respect to the particular Product and promptly refund to Customer the invoiced purchase price.

9.3          Indemnification Procedures. Supplier’s obligations specified in this Section shall be conditional on and subject to Customer notifying Supplier promptly in writing of the claim and giving Supplier full authority, information and assistance for the defense and settlement thereof. Supplier shall have no

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liability for, and Customer shall indemnify Supplier against, any claim based upon: (a) the combination, operation, or use of any Product supplied hereunder with equipment, devices, or software not supplied by Supplier; (b) alteration or modification of any Product supplied hereunder; or (c) Supplier’s compliance with Customer’s designs, specifications or instructions [ * ]. Notwithstanding any other provisions hereof, Supplier shall not be liable for any claim based on Customer’s use of the Products as shipped after Supplier has informed Customer of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Supplier’s suggestions.

10.0        PRODUCT CHANGES AND DISCONTINUATION

10.1        Customer Changes. In the event Customer desires an engineering change for any of the Products, Customer may submit such proposed engineering change to Supplier. Supplier and Customer acting reasonably and in good faith shall negotiate whether such change shall be made and if so, shall work with each other on the implementation of such change. Customer acknowledges that such changes may result in additional non-recurring engineering charges for Customer and may alter the price of the Products, in which case, this Agreement shall be amended, in writing, to reflect same.

10.2        Supplier Permitted Changes. Supplier may at any time make any changes, improvements, additions or enhancements to the Products that do not materially affect the form, fit or function of a Product (“Permitted Change”) [ * ]. Permitted changes shall be made at no additional charge to Customer.

10.3        Supplier Material Changes. In the event that Supplier at any time makes any changes, improvements, additions or enhancements to the Products that materially affect the form, fit or function of a Product (“Material Change”), Supplier shall provide [ * ] prior written notice to Customer of such Material Change, outlining the nature of the Material Change and any applicable non-recurring costs or impact on Delivery Dates or Product pricing. Customer shall approve or reject a Material Change within [ * ] from receipt of Supplier’s notice, failing which the Material Change shall be deemed accepted by Customer. In the event of acceptance of any such Material Change, this Agreement shall be amended, in writing, to reflect any applicable non-recurring engineering costs or impact on Delivery Dates or Product pricing.

10.4        Rejection of Material Changes. In the event Customer rejects any Material Change, Supplier shall continue to supply unchanged Product in accordance with Section 10.7, in which case the date of Customer’s rejection of such Material Change shall be deemed the date on which (i) a Supplier notice of discontinuation for the relevant Product shall be deemed to be provided to Customer and (ii) the Discontinuance Period shall be deemed to commence.

10.5        Required Changes. Notwithstanding any other term or condition in this Section 10.0, in the event that any changes, improvements, additions or enhancements of a Product, including Material Changes, are required by any law or governmental regulation or requirement or interpretation thereof by any governmental agency having jurisdiction or is required, in the discretion of Supplier acting reasonably and in good faith, to address Product legal compliance, safety, liability or performance (“Required Change”), Supplier shall provide [ * ] prior written notice (or such shorter period of notice as may be reasonable in the circumstances) to Customer of such Required Change, outlining the nature of the Required Change and any applicable non-recurring costs or impact on Delivery Dates or Product pricing. Customer shall approve or reject a Required Change within [ * ] from receipt of Supplier’s notice, failing which the Required Change shall be deemed accepted by Customer. In the event of acceptance of any such Required Change, this Agreement shall be amended, in writing, to reflect any applicable non-recurring engineering costs or impact on Delivery Dates or Product pricing. In no event

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shall Supplier be required to manufacture, supply or sell a Product to which a Required Change is applicable.

10.6        Rejection of Required Changes. In the event Customer rejects any Required Change referred to in Section 10.5, this Agreement shall be terminated with respect to the applicable Product and amended, in writing, to delete such Product from Exhibit A. Thereafter, Supplier shall have no further obligation to supply or sell such Product to Customer and Customer shall have no further obligation to take delivery of or purchase such Product.

10.7        Product Discontinuation. In the event Supplier intends to discontinue the manufacture and sale of any Product, Supplier shall give [ * ] prior written notice to Customer. At any time during such [ * ] (the “Discontinuance Period”), Customer may place a last time Purchase Order for Product, provided the requested delivery dates are in compliance with the applicable Product Lead-Time and the last requested delivery date for such Product is not more than [ * ] after the end of such Discontinuance Period.

11.0        TERMINATION

11.1        Rights of Termination. Upon the occurrence of any of the following events, a party may forthwith terminate this Agreement:

(a)                                                                                  the other party materially breaches or defaults any of its material obligations, duties or responsibilities hereunder (including, in the case of Customer, a failure to pay any amount owing when due), which breach or default has not been remedied within thirty (30) calendar days (or fifteen (15) calendar days, in the case of Customer’s failure to pay) after written notice is given by the party not in default, specifying the breach or default; or

(b)                                                                                 the other party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts or the other party has reasonable evidence that it generally does not pay its debts as they become due; or

(c)                                                                                  a receiver or trustee is appointed for the other party or for substantially all of such party’s assets; or

(d)                                                                                 proceedings or action under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the other party.

11.2        Termination Costs. In the event of termination of this Agreement by Supplier pursuant to Section 11.1, [ * ]. Notwithstanding any other term or condition of this Agreement, the foregoing amounts shall be due and payable by Customer immediately upon receipt of the applicable Supplier invoice. In the event of termination of this Agreement by Customer pursuant to Section 11.1, Supplier’s liability to Customer shall not, in any case, exceed [ * ] of the Purchase Price for the number of units of Product subject to accepted orders which have not been shipped to Customer (notwithstanding anything to the contrary in Section 8.4 hereof).

12.0        DELAYS IN PERFORMANCE

12.1        Excusable Delay. In the event of a delay on the part of Supplier in the performance of any of its obligations or responsibilities under the terms and conditions of this Agreement due directly or indirectly to unforeseen circumstances or a cause which is beyond the reasonable control or without the fault or negligence of Supplier (an “Excusable Delay”), Supplier shall not be liable for, nor be deemed to be in

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default under or breach of this Agreement on account of such delay and the time fixed or required for the performance of any such obligation or responsibility shall be extended for a period equal to the period during which any such delay persists. Excusable Delay shall be deemed to include, without limitation, delays occasioned by the following causes:

(a)                                  force majeure or acts of God;

(b)                                 war, warlike operations, act of the enemy, armed aggression, civil commotion, insurrection, riot, embargo or national threat levels affecting international cargo shipments;

(c)                                  fire, explosion, earthquake, lightning, flood, draught, windstorm or other action of the elements or other catastrophic or serious accidents;

(d)                                 epidemic or quarantine restrictions;

(e)                                  any legislation, act, order, directive or regulation of any governmental or other duly constituted authority;

(f)                                    strikes, lock-out, walk-out, and/or other labor troubles causing cessation, slow-down or interruption of work;

(g)                                 a Required Change; or

(h)                                 any default in or breach of this Agreement by Customer or any delay of Customer in the performance of its obligations or responsibilities under the terms and conditions of this Agreement.

12.2        Indefinite Delay and Termination. If Customer reasonably concludes, based on its reasonable appraisal of the facts and normal scheduling procedures, that due to an Excusable Delay delivery of any Product will be delayed for more than [ * ] after the applicable Delivery Date or any revised date agreed to by the parties, in writing, then Customer may then terminate this Agreement, in writing, including any Purchase Orders, with respect to the affected Product by giving written notice to Supplier.

If, due to an Excusable Delay, delivery of any Product is delayed for more than [ * ] after the applicable Delivery Date, Customer may terminate this Agreement, including any Purchase Orders, with respect to the affected Product by giving written notice to Supplier within [ * ] after the expiration of such [ * ] period If, due to an Excusable Delay, delivery of any Product is delayed for more than [ * ] after the applicable Delivery Date, Supplier may terminate this Agreement, including any Purchase Orders, with respect to the affected Product by giving written notice to Customer within [ * ] after the expiration of such [ * ] period.

13.0        GENERAL

13.1        Export Restrictions. Customer shall not transmit, export or re-export, directly or indirectly, separately or as part of any system, the Products or any technical data (including processes and services) received from Supplier, without first obtaining any license required by the applicable government, including without limitation, the United States Government and/or any other applicable competent authority. Customer also certifies that none of the products or technical data supplied by Supplier under this Agreement shall be sold or otherwise transferred to, or made available for use by or for, any entity that is engaged in the design, development, production or use of nuclear, biological or chemical weapons or missile technology. Customer shall indemnify and hold Supplier harmless for any violation or alleged violation by Customer of the foregoing.

13.2        Compliance. Customer acknowledges that the Product is a Class IV laser system and the light emitted from the Product is invisible and harmful to the human eye. Proper laser safety eyewear must be worn. The Product is specifically designed to be an OEM laser device for incorporation into equipment produced by Customer. As such, the Product does not meet the full requirements for a stand-alone laser

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system as defined in 21 CFR 1040.10 under the Radiation Control for Health and Safety Act of 1968. Customer acknowledges and agrees that Supplier does not comply with the regulations applicable to medical devices, including but not limited to current Good Manufacturing Practices. Customer agrees to meet all of the applicable regulatory requirements for the full laser system and laser products it manufactures. Customer shall indemnify and hold Supplier harmless for any violation or alleged violation by Customer of the applicable regulations. Customer shall not remove required warning and other Product labels put on by Supplier.

13.3        Notices. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement by either party shall be in writing and shall be either:

(a)                                  Personally delivered to the other party; or

(b)                                 Sent by prepaid overnight courier; or

(c)                                  Sent by facsimile transmission or similar method of recorded communication, charges prepaid, confirmed by prepaid overnight courier.

Any notice, demand or other communication given in accordance with subparagraphs (a), (b) and (c) above shall be delivered or sent to the intended recipient at its address below:

If to IPG Photonics Corporation:

To:                                                                              [ * ]

IPG Photonics Corporation

50 Old Webster Road

Oxford, MA 01540

Fax: [ * ]

If to Customer:

To:                                                                              [ * ]

Reliant Technologies, Inc.

260 Sheridan Avenue, 3rd Floor

Palo Alto, CA 94306 USA

Fax: [ * ]

Any party may from time to time change its address by written notice to the other party given in accordance with the provisions hereof. Any notice, demand or other communication delivered in accordance with paragraph (a) or (b) above shall be deemed to have been received on the day of its delivery and if sent in accordance with paragraph (c) above, it shall be deemed to have been received on the first business day following the date of its transmission by facsimile or similar method of recorded communication (confirmation copy by registered or certified mail).

13.4        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the provisions thereof relating to conflicts of laws or without regard to the United Nations Convention on Contracts for the International Sale of Goods. Supplier and Customer hereby irrevocably and unconditionally submit to the courts of the State of New York and all courts competent to hear appeal therefrom.

13.5        Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to

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the extent necessary in the court’s opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

13.6        Confidential Information. The terms and provisions of the Confidentiality and Non-Disclosure Agreement, between Customer and Supplier, dated September 4, 2003 (the “NDA”) are incorporated herein by reference. The parties hereby agree that the terms and conditions of the NDA continue to apply and extend to all confidential information (as that term is defined in the NDA) exchanged between the parties in connection with this Agreement. This Section, and the terms and conditions of the NDA, shall survive the expiration or earlier termination of this Agreement.

13.7        Independent Contractors. The relationship of the parties hereto is that of independent contractors. Under no circumstances shall any employees of one party be deemed to be the employees of the other for any purpose. Each party shall pay all wages, salaries, and other amounts due its respective employees relative to this Agreement and shall be responsible for all obligations respecting them relating to income tax withholdings, unemployment insurance premiums, workers’ compensation, health care and pension plan contributions and other similar responsibilities. Neither party has the right nor authority to assume nor to create any obligation or responsibility on behalf of the other party, except as may from time to time be provided by written instrument signed by both parties. Nothing contained herein shall be construed as creating an agency or joint venture, consortium or partnership between the parties.

13.8        Survival. The parties agree that the respective rights, obligations and duties under Section 1.0 (Interpretation), Section 5.1 and 5.2 (Prices for Products and Taxes), Section 6.0 (Invoicing and Payment), Section 8.0 (Warranties), Section 9.0 (Intellectual Property and Indemnities), Section 11.2 (Termination Costs), Sections 13.1 to 13.12 (General) and Exhibit A and Exhibit B and any outstanding payment obligations of Customer, shall survive expiration or earlier termination of this Agreement

13.9        Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties hereto shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, the parties shall involve executives not involved with administration of this Agreement and internal counsel and shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of [ * ] of written notice referencing this paragraph, then, upon notice by either party to the other, all disputes, claims, questions, or differences shall be submitted to non-binding mediation under its administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure. The parties shall mediate the dispute within a period of [ * ] of selection of one impartial mediator selected in accordance with the applicable AAA rules. If the parties are not able to resolve all disputes through negotiation then mediation, all remaining controversies or claims arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the AAA in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Three arbitrators shall be selected in accordance with the rules of the AAA, and the location of the arbitration shall be New York, New York.

13.10      Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement or any of their rights or obligations hereunder to a third party without the express prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that Supplier as the right to assign this Agreement in whole or in part at any time and without the other party’s consent to any corporate parent, or to any present or future affiliate or subsidiary of Supplier, provided that the Supplier

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shall remain liable for full performance under this Agreement and the assignee expressly agrees in writing with the Customer to perform the obligations of the Supplier; and provided further that, without notice to or consent of Customer, Supplier may at any time assign any payment to be made to Supplier hereunder. Any purported assignment contrary to this agreement shall be null and void.

13.11      Entire Agreement. This Agreement and its Exhibits express the entire understanding and agreement for both Supplier and Customer with respect to the subject matter covered by this Agreement and supersedes any and all previous agreements, except any existing non-disclosure agreement between both parties, with reference to the subject matter contained in this Agreement. All terms and conditions on any Purchase Orders and all provisions on Supplier’s documents delivered in response to a Purchase Order shall be deemed deleted and superceded by the terms and conditions of this Agreement, except for information provided for administrative purposes only such as Purchase Order number, Product identifier, quantity, pricing, shipping dates, shipping instructions and delivery location.

13.12      Amendment and Waiver. No amendment or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall, constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

13.13      Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, with the same effect as if Supplier and Customer had each signed the same document. All counterparts shall be construed together and shall constitute one and the same original Agreement.

13.14      Representations and Warranties. Each of Supplier and Customer hereby represents and warrants that the execution, delivery or performance of this Agreement shall not violate or conflict with any other agreement to which it is a party.

IN WITNESS HEREOF, Supplier and Customer have executed this Agreement in duplicate originals by their duly authorized officials.

IPG PHOTONICS CORPORATION		RELIANT TECHNOLOGIES, INC.

By:	/s/ Denis Gapontsev	By:	/s/ Len DeBenedictis

Name: Denis Gapontsev		Name: Len DeBenedictis

Title: Vice President		Title: President and CTO

Date: December 31, 2003		Date: December 31, 2003

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EXHIBIT A

PRODUCT SCHEDULE

1. Product Name (Product Class)/Description	[ * ]

2. Customer Part No.	{Insert Customer Part No.}

3. Supplier Part No.	[ * ]

4. Product Specification	See attached specifications

5. Lead-Time	[ * ].

6. Unit Price ($U.S.)	[ * ]. [ * ]. [ * ] warranty: [ * ]. [ * ] Warranty:[ * ].

7. Unique Provisions

Effective Date: The Effective date shall be the date on which Customer and Supplier shall have signed the Agreement [ * ].

Upside Maximum: [ * ].

Exclusivity: [ * ].

Minimum Purchases. [ * ].

Extension of Term: [ * ].

Strategic Relationship. [ * ].

[ * ]

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